UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2014

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On June 26 and 27, 2014, Philip Morris International Inc. (“PMI”) is holding a two-day investor meeting (“2014 Investor Day”). In connection with the 2014 Investor Day, PMI is issuing a press release (the “Press Release”) on June 26, 2014 announcing key highlights of the presentations made during the 2014 Investor Day.
A copy of the Press Release is attached as Exhibit 99.1 and is incorporated herein by reference into this Current Report on Form 8-K.
Adjusted diluted EPS is not a U.S. GAAP measure. PMI defines adjusted diluted EPS as reported diluted EPS adjusted for asset impairment and exit costs, discrete tax items and unusual items. PMI believes it is appropriate to disclose this measure as it represents core earnings, improves comparability and helps investors analyze business performance and trends. Adjusted diluted EPS should be considered neither in isolation nor as a substitute for reported diluted EPS prepared in accordance with U.S. GAAP.
The information on PMI’s website referenced in the press release, including the presentations made during the 2014 Investor Day, is not, and shall not be deemed to be, part of this Form 8-K or incorporated into any filing PMI makes with the Securities and Exchange Commission, except as expressly set forth in such a filing.

Item 9.01.	Exhibits.
(d) Exhibits
99.1    Philip Morris International Inc. Press Release, dated June 26, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary
DATE: June 26, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Philip Morris International Inc. Press Release, dated June 26, 2014.